                                                                    EXHIBIT 4.37

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                              DISCOVERY ZONE, INC.
                                   (Grantor),

                                       to
                         KENNETH W. PEARSON, as Trustee

                                    (Trustee)

                               for the benefit of

                             McDONALD's CORPORATION
                                  (Beneficiary)

         --------------------------------------------------------------

AMENDED AND RESTATED DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

         --------------------------------------------------------------


                            Dated as of July 29, 1997

                             DOCUMENT PREPARED BY AND
                             AFTER RECORDING RETURN TO:
                             Cleary, Gottlieb, Steen & Hamilton
                             One Liberty Plaza
                             New York, New York 10006
                             Attention:  Jonathan A. Reiss, Esq.

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[SAN ANTONIO, TEXAS PROPERTY]

               THIS AMENDED AND RESTATED DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may from time to time be extended, renewed or modified, this "DEED OF TRUST"), made as of the 29th day of July, 1997, by DISCOVERY ZONE, INC., a Delaware corporation ("GRANTOR"), having its principal place of business at One Corporate Center, 110 East Broward Boulevard, Fort Lauderdale, Florida 33301, as successor by merger to LEAPS & BOUNDS, INC., to KENNETH W. PEARSON, having his principal place of business at c/o Brown, McCarroll & Oaks Hartline, 300 Crescent Court, Suite 1400, Dallas, Texas 75201 (and any subsequent substitutes or successors thereof pursuant to Section 50 below, "Trustee"), to and for the benefit of McDONALD'S CORPORATION a Delaware corporation ("BENEFICIARY"), having an address at One McDonald's Plaza, Oak Brook, Illinois 60523.

                              W I T N E S S E T H:

               A. WHEREAS, prior to Grantor's several predecessors in interest filing their voluntary petitions for relief under chapter 11, title 11, United States Code (the "BANKRUPTCY CODE"), Grantor's predecessors in interest with respect to the Trust Property (as hereinafter defined), Leaps & Bounds, Inc. ("LBI") had provided Beneficiary with a First Deed of Trust on the Trust Property, dated as of August 30, 1994 (the "ORIGINAL DEED OF TRUST") and identified by the recording information set forth on Schedule A hereto, to secure certain obligations owed to Beneficiary under the Agreement and Plan of Merger among Beneficiary, Grantor, Discovery Zone, Inc., a Delaware corporation ("OLD DZI") and Discovery Zone International, Inc. ("DZII"), a Delaware corporation, dated as of August 30, 1994 (the "MERGER AGREEMENT"); and

               B. WHEREAS, pursuant to Section 11.2(a)(iii) of the Merger Agreement, Old DZI agreed to defend, indemnify and hold Beneficiary and its affiliates harmless in respect of all expenses, losses, costs, deficiencies, liabilities and damages (including related and reasonable counsel fees and expenses, and compensatory and demonstrable consequential damages) incurred or suffered by Beneficiary as a direct result of, inter alia, any breach by Old DZI or LBI of the leases or subleases relating to certain properties that result in any payment by Beneficiary in connection with any guarantee by Beneficiary of such leases and pursuant to Section 10.3(f) of the Merger Agreement it was agreed that certain security would be provided to secure the obligations under
Section 11.2(a)(iii) of the Merger Agreement, including without limitation, a first priority security interest in the Land and Improvements (the "AGREEMENT TO INDEMNIFY"); and

               C. WHEREAS, following the filing of their respective prayers for relief under the Bankruptcy Code, Grantor's predecessors in interest, Old DZI, their affiliated debtors, including DZII and LBI (the "DEBTORS"), and Beneficiary entered into the Stipulation and Order Between Debtors and McDonald's Corporation Providing For The Resolution, Settlement And Compromise of Disputes And For Rent Deferrals And Allowance of Certain Claims (the "STIPULATION AND ORDER") that was entered by the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT") on November 18, 1996, which was not appealed or otherwise challenged, became a final order, remains in full force and effect and to which Grantor is bound, Section 7 of which is captioned "CONTINUING SECURITY" and provides, in pertinent part, that the valid and enforceable first priority security interest on the Land and Improvements and certain other collateral shall secure the performance and payment of all of the obligations of Grantor to Beneficiary under the Notes (as hereinafter defined), any obligations of Beneficiary that may arise in connection with the Assumption Locations whether pursuant to any guaranty, lease, sublease or otherwise, any obligations of Grantor that may arise in the event of a Liquidation, and any continuing obligations of Grantor relating to the Rejection Location(s) and the Prior Rejection Locations (as such terms are defined therein); and

               D. WHEREAS, pursuant to the Stipulation and Order and 11 U.S.C. ss.365, the Debtors, as predecessors in interest to Grantor, assumed the subleases relating to certain properties (the "ASSUMED PROPERTIES") which subleases (the "ASSUMED PROPERTY SUBLEASES") expressly incorporate the Agreement to Indemnify as it relates to any current or future obligations of Beneficiary relating to the Assumed Properties; and

               E. WHEREAS, pursuant to the Stipulation and Order and the Plan (as hereinafter defined), this Deed of Trust hereby amends and restates the Original Deed of Trust in its entirety in accordance with the terms and provisions set forth herein; and

               F. WHEREAS, this Deed of Trust, together with certain other Deeds of Trust, Mortgages or similar encumbrances, are intended to and do secure the obligations of Grantor and its predecessors in interest and the other Debtors, to Beneficiary under all of the Stipulation and Order, the Agreement to Indemnify, the Secured Rent Deferral Notes (as hereinafter defined) and the Secured Rejection Note (as hereinafter defined); and

               G. WHEREAS, pursuant to the plan of reorganization for Old DZI and its affiliated debtors confirmed by the Bankruptcy Court by order entered on July 18, 1997 (the "PLAN"), and as required by the terms of the Stipulation and Order, Grantor, as the reorganized successor of the Debtors, is obligated to issue to Beneficiary Secured Rent Deferral Notes in the aggregate original principal amount of $266,466.24, which amount is subject to increase each month in accordance with the terms thereof (the "SECURED RENT DEFERRAL NOTES") and Secured Rejection Note in the aggregate original principal amount of $4,416,237.90 (the "SECURED REJECTION NOTE" and, together with the Secured Rent Deferral Notes, the "NOTES"); and

               H. WHEREAS, pursuant to the Plan, all of the Debtors and their reorganized successors have merged into Grantor, and simultaneously with such merger, all property of LBI and the other Debtors, including the Trust Property (as hereinafter defined), has been revested in Grantor, as the successor entity of the Debtors; and

               I. WHEREAS, in accordance with the foregoing, Grantor is the fee simple owner of the real estate described in Exhibit A attached hereto (the "LAND");

               NOW THEREFORE, with reference to the foregoing recitals and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Beneficiary hereby agree that the Original Deed of Trust is hereby amended and restated in its entirety as follows:

               For the purpose of securing the payment and performance of all of the obligations (the "OBLIGATIONS") of Grantor to Beneficiary, including without limitation, any and all obligations of Grantor, as successor in interest to Old DZI, DZII, LBI and their affiliated debtors, under this Deed of Trust, the Agreement to Indemnify (including, without limitation, any contingent obligations thereunder), the Stipulation and Order (including, without limitation, the obligations described in Section 7 thereof which are referred to in paragraph C of the recitals above), the Plan and the Notes (including any and all subsequent advances made pursuant to the terms of the Notes), and all other documents evidencing or securing any such obligations (collectively, the "RELEVANT DOCUMENTS"), Grantor by these presents hereby GRANTS, BARGAINS, SELLS, WARRANTS, PLEDGES, ASSIGNS AND CONVEYS to Trustee and its successors and assigns forever in trust, WITH POWER OF SALE, for the benefit of Beneficiary, the Land and the buildings, structures and improvements of every nature whatsoever now or hereafter located thereon to the extent owned by Grantor (including, but not limited to, all gas and electric fixtures, radiators, heaters, docks and docking facilities, engines and machinery, boilers, elevators and motors, plumbing, heating and air conditioning fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes which are or shall be attached to the Land or said buildings, structures or improvements) (the "IMPROVEMENTS");

               TOGETHER WITH: all right, title, interest and estate of Grantor now owned, or hereafter acquired, in and to the following property, rights, interest and estates relating to the Land and the Improvements, together with Grantor's interest in the following property, rights, interests and estates hereinafter described (the Land, Improvements, and the following property, rights, interests and estates being hereinafter collectively referred to as the "TRUST PROPERTY"):

               (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, construction and equipment warranties, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating to or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto, and in and to any streets, ways, alleys, passages, strips or gores of land adjoining the Land or any part thereof;

               (b) all fixtures, attachments and other articles attached to the Land or the Improvements constituting realty or real property now or hereafter owned by Grantor or in which Grantor has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with the Trust Property, and including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on or in the Trust Property, of every kind and nature whatsoever now owned or hereafter acquired by Grantor, and all proceeds thereof, as well as all additions to, appurtenances, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, now or hereafter owned by Grantor and used or intended to be used in connection with, or with the operation of, the Trust Property, to the extent constituting real property, but not including play equipment or other similar-type entertainment equipment relating to the operation of the "Discovery Zone" facility on the Trust Property unless removal of such equipment would cause structural damage to the Land or the Improvements (collectively, the "FIXTURES");

               (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Trust Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Trust Property;

               (d) to the extent assignable (and to the extent relating to the general occupancy and use of the Trust Property as opposed to the operation of the "Discovery Zone" entertainment facility on the Trust Property), leases, subleases (including sub-subleases), lettings, licenses, concessions, occupancy agreements and other agreements which grant a possessory interest in, or the right to use or occupy, all or any part of the Trust Property now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor (collectively, the "LEASES") and all rents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses) and deposits (including, without limitation, security deposits) under the Leases (including, without limitation, from the rental of any office space, retail space or other space, halls, stores, and offices, and security deposits therefor, exhibit or sales space of every kind, license, lease, sublease fees and rentals, letters of credit or cash instruments securing or evidencing obligations under Leases, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance)) (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations;

               (e) subject to the rights of Grantor hereunder, all proceeds of any insurance policies covering the Trust Property (including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property);

               (f) all refundable, returnable or reimbursable fees deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits and development costs in connection with the Trust Property, and all of the records and books of account now or hereafter maintained by or on behalf of Grantor in connection with the operation of the Trust Property (collectively, "SECURITY ACCOUNTS");

               (g) all proceeds (as defined in the Uniform Commercial Code) of the Trust Property which, in any event, shall include, without limitation, (i) cash, instruments and other property received, receivable or otherwise distributed in exchange for any or all of the Trust Property, (ii) the collection or other disposition of, or realization upon, any item or portion of the Trust Property (including, without limitation, all claims of Grantor against third parties for loss of, damage to, destruction of, or for proceeds payable under policies of insurance in respect of, the Trust Property now existing or hereafter arising), (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to damage or loss of or to any of the Trust Property, (iv) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trust Property by any Governmental Authority (or any person acting under color of Governmental Authority), and (v) any and all real estate tax refunds payable to Grantor with respect to the Trust Property, and refunds or reimbursements payable with respect to bonds, escrow accounts, or other sums payable in connection with the use, development or ownership of the Trust Property, but excluding any proceeds obtained, earned or arising directly from the operation of the "Discovery Zone" entertainment facility operated by Grantor on the Trust Property as opposed to general occupancy and use of the Trust Property (collectively, the "PROCEEDS");

               (h) to the extent permitted under applicable law, all licenses, permits (other than proprietary permits of Grantor relating to the ordinary operation of a "Discovery Zone" entertainment facility, as opposed to the general use and occupancy of the Trust Property), variances and certificates used in connection with the ownership, operation, use or occupancy of the Trust Property (including, without limitation, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Trust Property) (collectively, "PERMITS");

               (i) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements (including diskettes containing any such data), and all amendments and modifications thereof; and

               (j) any escrows or escrow accounts established hereunder to secure the Obligations of Grantor, including without limitation, the Proceeds Escrow Account described in Section 6(b) hereof; and

               (k) any and all replacements and renewals of or additions and substitutions to any of the foregoing and all proceeds of any of the foregoing.

               TO HAVE AND TO HOLD the above granted and described Trust Property unto and to the use and benefit of Trustee, and the successors, substitutes and assigns of Trustee forever, IN TRUST WITH POWER OF SALE, for the benefit of Beneficiary, and its successors and assigns, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Trust Property unto Trustee and its successors, substitutes and assigns, for the benefit of Beneficiary, and its successors and assigns;

               AND, TO PROTECT THE SECURITY OF THIS DEED OF TRUST, Grantor represents and warrants to and covenants and agrees with Beneficiary as follows:

               1. DEFINED TERMS. The following terms, when used herein, shall have the meanings set forth below:

               "ENVIRONMENTAL LAWS" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the protection of the environment, the impact of Hazardous Substances or the generation, disposal or remediation thereof on human health or safety, or the Release or threatened Release of Hazardous Substances or otherwise relating to the Use of Hazardous Substances. For purposes of this definition, (A) "HAZARDOUS SUBSTANCES" means collectively,
(i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law; (B) "USE" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance; and (C) "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

               "GOVERNMENTAL AUTHORITY" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including without limitation any court).

               "IMPOSITIONS" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed within the term of this Deed of Trust), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental impositions and other charges (including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Trust Property), in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Trust Property, which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Grantor (including, without limitation, all income, franchise, single business or other taxes imposed on Grantor for the privilege of doing business in the jurisdiction in which the Trust Property is located), (ii) the Trust Property, or any part thereof or any revenues therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Trust Property by Grantor or the leasing or use of the Trust Property or any part thereof by Grantor.

               "LEGAL REQUIREMENTS" means (i) all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting either the Borrower or any Property or any part thereof or the construction, ownership, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force), (ii) all permits, licenses and authorizations and regulations relating thereto, and (iii) all covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting the Trust Property or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to the Trust Property or any part thereof, or in any material way limit or restrict the existing use and enjoyment thereof.

               "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

               "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code, as adopted, enacted and amended from time to time by the state or states where any of the Trust Property is located.

               2. PAYMENT OF OBLIGATIONS AND INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS. Grantor will pay the Obligations at the time and in the manner provided in the Relevant Documents and in this Deed of Trust. All the representations, warranties, covenants, conditions and agreements of Grantor contained in the Relevant Documents are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein. If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Deed of Trust and the terms, covenants, conditions and provisions set forth in the Relevant Documents, then the terms, covenants, conditions and provisions of the Relevant Documents shall prevail.

                 Grantor warrants that Grantor has good, marketable and insurable fee simple title to Land and the Improvements and has good title to the remainder of the Trust Property and has the full power, authority and right to execute, deliver and perform its obligations under this Deed of Trust and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the Trust Property and that Grantor possesses an unencumbered fee estate in the Land and the Improvements and that it owns the Trust Property free and clear of all liens, encumbrances and charges whatsoever except for (x) those exceptions to title which are existing on the date hereof and approved by Beneficiary and (y) those exceptions of title that are permitted under the other terms and conditions of this Deed of Trust (collectively, the "PERMITTED ENCUMBRANCES") and that this Deed of Trust is and will remain a valid and enforceable first lien on and security interest in the Trust Property, subject only to the Permitted Encumbrances. Grantor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same to Beneficiary against the claims of all persons whomsoever. Grantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Grantor is qualified to do business and in good standing in the State in which the Trust Property is located, and to the extent that Grantor is not so qualified or in good standing in such State, Grantor shall promptly qualify to do business and become in good standing in such State and shall promptly present evidence of such qualification to do business and good standing to Beneficiary, and shall in any event take such steps as are necessary to insure the enforceability of the Notes and this Deed of Trust.

               4. TAXES. Grantor hereby warrants, covenants and agrees to pay before any penalty attaches all real property taxes, general and special, and all other taxes and assessments of any kind or nature whatsoever, against the Trust Property when due and shall, upon written request, furnish to Beneficiary duplicate receipts therefor, Grantor may, in good faith and with reasonable diligence, contest the validity or amount of any such taxes or assessments provided that such contest shall have the effect of preventing the collection of the tax or assessment so contested and the sale or forfeiture of said Trust Property or any part thereof, or any interest therein, to satisfy the same.

               5. INDEMNIFICATION. Grantor shall indemnify, defend and hold harmless Beneficiary from and against all of the following (collectively, and individually referred to as a

"LOSS"): claims, demands, causes of action, judgments, costs, expenses, liabilities, losses and damages (including consequential and punitive damages), reasonable attorneys' fees and expenses and court costs, disbursements and court costs, and all risk of damage to property and injury to persons in or upon the Trust Property, arising from: (i) Grantor's use of the Property or from the conduct of its business in or about the Trust Property; (ii) Grantor's default or breach of any term under this Deed of Trust; and (iii) Grantor's violation or failure to comply with any Legal Requirements, including Environmental Laws; provided that Grantor shall not be liable for Loss arising from Beneficiary's or Trustee's negligence or willful misconduct or from Beneficiary's or Trustee's breach of any of their obligations hereunder.

                 6. TRANSFER OR ENCUMBRANCE OF THE TRUST PROPERTY. (a) Except as may otherwise be permitted hereunder or pursuant to the Relevant Documents, Grantor shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Trust Property or any part thereof or any of its interest therein. Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon Grantor's conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property in violation of this Deed of Trust or any other Relevant Document. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property that is not permitted pursuant to the Relevant Documents, regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property.

               (b) Notwithstanding Section 6(a), Grantor shall have the right to sell the Trust Property at any time to a third party bona fide purchaser after consultation with Beneficiary and upon the prior written consent of Beneficiary to such sale and the sales price (such consent not to be unreasonably withheld), provided that the net proceeds of such sale of the Trust Property (after payment of transfer taxes and reasonable brokerage commissions, if any, and other reasonable closing costs) shall be applied towards repayment of the Obligations, including, without limitation, repayment of the Secured Rejection Note (including prepayment of any amounts not yet due and payable) and payment of the Principal Amounts (as defined in the Rent Deferral Notes) then outstanding under the Rent Deferral Notes, in the order and manner set forth in the Notes. After the Secured Rejection Note and all Principal Amounts outstanding under the Notes have been repaid in full, any remaining net proceeds (including proceeds from any sale or other disposition of the Trust Property pursuant to Section 24 hereof) not applied towards repayment of the Obligations shall be deposited into an escrow account designated by Beneficiary for Grantor's account and as security for the performance by Grantor of its Obligations to Beneficiary under the Relevant Documents (the "PROCEEDS ESCROW ACCOUNT") which escrow account shall be administered by Beneficiary, or, at Beneficiary's discretion and in accordance with Beneficiary's instructions, may be administered by an escrow agent (an "ESCROW AGENT") selected by Beneficiary (whose reasonable fees shall be paid by Grantor). Grantor may also from time to time deposit additional funds into the Proceeds Escrow Account as further security for the Obligations. At Beneficiary's request, Grantor agrees to enter into a separate escrow agreement to further evidence the provisions of this Section 6(b), and in the event that Beneficiary chooses an Escrow Agent to administer the Proceeds Escrow Account, Grantor agrees to execute an escrow agreement in form and substance reasonably satisfactory to Beneficiary (including provisions consistent with the provisions of this Section 6(b)) to evidence the duties and responsibilities of such Escrow Agent. Beneficiary or, if applicable, the Escrow Agent at the direction of Beneficiary, shall invest the funds in the Proceeds Escrow Account in obligations of the U.S. Government or its agencies, interest in time accounts or certificates of deposits, or other interest bearing account of any bank or bank and trust company or in money market funds available to Beneficiary. Grantor agrees, and shall agree under any escrow agreement entered into pursuant to this Section 6(b), that the funds on deposit under the escrow arrangement described herein shall not constitute property of the estate (within the meaning of Section 541 of the United States Bankruptcy Code) and that Grantor shall only have such rights to such funds as are provided herein and in any escrow agreement entered into pursuant to this Section. Funds in the Proceeds Escrow Account shall be disbursed (together with accrued interest) from time to time to Beneficiary, at Beneficiary's direction (upon seven (7) days prior notice to Grantor), to pay any Obligations that may arise from time to time under the Agreement to Indemnify, the Notes, the Stipulation and Order or the other Relevant Documents. Notwithstanding the foregoing, after December 31, 2005, Grantor shall be entitled to retain any net proceeds in excess of the Minimum Amount set forth below from the sale of the Trust Property, including amounts previously deposited and remaining in the Proceeds Escrow Account (including accrued interest thereon) which have not been applied towards payment of the Obligations, provided that (i) no Obligations are then due and owing by Grantor pursuant to the Agreement to Indemnify, the Stipulation and Order, the Notes or otherwise, (ii) no default or Event of Default has occurred and is continuing under any of the Relevant Documents; and (iii) the amount remaining in the Proceeds Escrow Account is no less than the Minimum Amount (as hereinafter defined). Except as otherwise set forth in the following sentence, the "Minimum Amount" shall mean the product of (A) 1.5 times (B) the sum of the gross rent (including additional rent and percentage rent charges, if any), common area maintenance charges, taxes, insurance and other charges computed on a gross basis (collectively, the "BASE CHARGES") which are due or shall become due under any Assumed Property Subleases still in existence as of December 31, 2005 (the "SURVIVING ASSUMED PROPERTY SUBLEASES") from December 31, 2005 until the expiration of the terms of such Assumed Property Subleases. Upon the expiration after December 31, 2005 of any Surviving Assumed Property Sublease, Beneficiary shall re-calculate the Minimum Amount based upon the product of 1.5 times the Base Charges of the remaining Surviving Assumed Property Subleases as of the end of the term of such Surviving Assumed Property Sublease (such Base Charges to be calculated as the sum of the Base Charges from such date through the end of the expiration dates of the remaining Surviving Assumed Property Subleases), and provided that (i) no Obligations are then due and owing by Grantor pursuant to the Agreement to Indemnify, the Notes, the Stipulation and Order or otherwise and that (ii) no default or Event of Default has occurred and is continuing under any of the Relevant Documents, Beneficiary shall, on the first anniversary of the expiration of such expired Surviving Assumed Property Sublease, release to Grantor, or cause the Escrow Agent to release to Grantor, the excess of all funds in the Proceeds Escrow Account over the re-calculated Minimum Amount. Any calculation of Base Charges under this Section 6(b) shall be made by Beneficiary and, absent manifest error, shall be conclusive and binding upon Grantor. Provided that (i) an amount equal to at least the Minimum Amount is deposited or on deposit in the Proceeds Escrow Account to secure the payment of the Obligations,
(ii) no default or Event of Default has occurred and is continuing under any of the Relevant Documents, (iii) the Notes have been repaid in full and (iv) no Obligations are then due and owing by Grantor pursuant to the Agreement to Indemnify, the Stipulation and Order or otherwise, Grantor shall be entitled to receive a release of this Deed of Trust from Beneficiary at any time after December 31, 2005. Provided that no default or Event of Default has occurred or is continuing under any of the Relevant Documents and that no amounts are then owing by Grantor or outstanding pursuant to or under any of the Relevant Documents (and that an amount equal to the Minimum Amount is at all times on deposit in the Proceeds Escrow Account), interest earned on the amounts deposited in the Proceeds Escrow Account after December 31, 2005 shall be distributed to Grantor on a quarterly basis. All remaining amounts in the Proceeds Escrow Account which have not been applied towards payment of the Obligations shall be released to Grantor on the later of (A) December 31, 2014 provided, however, that no Obligations are then due and owing by Grantor pursuant to the Agreement to Indemnify, the Stipulation and Order or otherwise, and (B) the end of the term of this Deed of Trust as set forth in Section 13(c) hereof. Grantor shall pay any income taxes attributable to the interest or other income earned on the Proceeds Escrow Account. Notwithstanding any release of this Deed of Trust pursuant to this Section 6(b) or otherwise, the terms and provisions of this Section 6(b) shall survive the release of this Deed of Trust.

               7. AMENDMENT TO LEGAL DESCRIPTION. If it becomes evident that the legal description attached to any Relevant Document is inaccurate or does not fully describe all of the real property which is reasonably connected to the Land, Grantor hereby agrees to an amendment of such legal description and the legal description contained on the corresponding title policy so that such error is corrected and to execute and cause to be recorded, if applicable, such document as may be appropriate for such purpose.

               8. ASSIGNMENT OF LEASES AND RENTS. Grantor does hereby absolutely and unconditionally assign to Beneficiary, Grantor's right, title and interest in all current and future Leases and Rents, it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Beneficiary shall not be construed to bind Beneficiary to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Beneficiary. Beneficiary shall have no responsibility on account of this assignment for the control, care, maintenance, management or repair of the Trust Property, for any dangerous or defective condition of the Trust Property, or for any negligence in the management, upkeep, repair or control of the Trust Property. Grantor agrees to execute and deliver to Beneficiary such additional instruments, in form and substance satisfactory to Beneficiary, as may hereafter be requested by Beneficiary to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Beneficiary grants to Grantor a revocable license to collect all of the Rents and retain, use and enjoy the same and otherwise exercise all rights of Grantor under any Lease, in each case, subject to the terms hereof and of the Relevant Documents. Upon an Event of Default, the license granted to Grantor herein shall immediately and automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Rents, whether or not Beneficiary enters upon or takes control of the Trust Property, provided that if such Event of Default ceases to exist, the license shall automatically be reinstated. In addition, during the continuation of an Event of Default, Beneficiary may, either in person or by agent, without bringing any action or proceeding, or by a receiver appointed by a court, without the necessity of taking possession of the Trust Property in its own name, and in addition to and without limiting any of Beneficiary's rights and remedies hereunder, under the Notes and any other Relevant Documents and as otherwise available at law or in equity, (a) notify any lessee or other person that the Leases have been assigned to Beneficiary and that all Rents are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Trust Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations in, to and under the Leases; (c) demand, sue for or otherwise collect, receive, and enforce payment of Rents, including those past-due and unpaid and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to the Rents and Leases;
(d) enter upon, take possession of and operate the Trust Property; (e) lease all or any part of the Trust Property; and/or (f) perform any and all obligations of Grantor under the Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver and without need for any other authorization or other action by Beneficiary or Grantor. At Beneficiary's request, Grantor shall deliver a copy of this assignment to each tenant under a Lease and to each manager and managing agent or operator of the Trust Property. Grantor irrevocably directs any tenant, manager, managing agent, or operator of the Property, without any requirement for notice to or consent by Grantor, to comply with all demands of Beneficiary under this Section 8 and to turn over to Beneficiary on demand all Rents which it receives. Grantor hereby acknowledges and agrees that payment of any Rents by a person to Beneficiary as hereinabove provided shall constitute payment by such person, as fully and with the same effect as if such Rents had been paid to Grantor. Beneficiary is hereby granted and assigned by Grantor the right, at its option, upon revocation of the license granted herein, to enter upon the Trust Property in person or by agent, without bringing any action or proceeding, or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license shall be applied towards the payment of the Obligations. Neither the enforcement of any of the remedies under this Section 8 nor any other remedies or security interests afforded to Beneficiary under the Relevant Documents, at law or in equity shall cause Beneficiary to be deemed or construed to be a Beneficiary in possession of the Trust Property, to obligate Beneficiary to lease the Trust Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise. Grantor shall, and hereby agrees to indemnify Beneficiary for, and to hold Beneficiary harmless from and against, any and all claims, liability, expenses, losses or damages which may or might be asserted against or incurred by Beneficiary solely by reason of Beneficiary's status as an assignee pursuant to the assignment of Rents and Leases contained herein, but excluding any claim (a) to the extent caused by Beneficiary's gross negligence or willful misconduct, or (b) to the extent arising solely from Beneficiary's actions after Beneficiary has taken possession of the Trust Property. Should Beneficiary incur any such claim, liability, expense, loss or damage, the amount thereof, including all actual expenses and reasonable fees of attorneys, shall constitute Obligations secured hereby, and Grantor shall reimburse Beneficiary therefor immediately upon demand. Grantor agrees that all Leases shall be subject to the prior written approval of Beneficiary, such approval not to be unreasonably withheld.

               9. MAINTENANCE OF TRUST PROPERTY. Grantor shall cause the Trust Property to be maintained in a good and safe condition and repair (subject to ordinary wear and tear), and shall otherwise operate and maintain the Trust Property in a manner consistent with the manner in which it operates and maintains the other properties on which it operates similar businesses ("SIMILAR PROPERTIES"). Except as otherwise permitted by the Relevant Documents, the Improvements, the Fixtures and the equipment located on the Land or the Improvements shall not be removed, demolished or materially altered (except for normal replacement of equipment) without the consent of Beneficiary which shall not unreasonably be withheld or delayed. Grantor shall comply with all laws, orders and ordinances affecting the Trust Property, or the use thereof. Except to the extent that Beneficiary fails to turn over insurance proceeds, if any, received by Beneficiary pursuant to SECTIONS 10 and 11 with respect to the Trust Property to Grantor, Grantor shall promptly repair, replace or rebuild any part of the Trust Property that, following the date hereof, becomes damaged, worn or dilapidated and Grantor shall complete and pay for any structure at any time in the process of construction or repair on the Land. Notwithstanding anything to the contrary contained herein, Grantor hereby confirms its obligation to comply with all relevant Legal Requirements, including Environmental Laws, with respect to the Trust Property. Grantor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Trust Property or any part thereof, unless Grantor shall have received Beneficiary's prior written consent, such consent not to be unreasonably withheld or delayed. If under applicable zoning provisions the use of all or any portion of the Trust Property is or shall become a nonconforming use, Grantor will not cause such nonconforming use to be discontinued or abandoned without the express written consent of Beneficiary, such consent not to be unreasonably withheld or delayed. Grantor shall not (i) change the use of the Land in any material respect or (ii) permit or suffer to occur any waste on or to the Trust Property or to any portion thereof.

               10.    INSURANCE.

               (a) Grantor shall maintain casualty, liability and other policies of insurance relating to the Trust Property in form and substance, and with insurers and coverages, reasonably satisfactory to Beneficiary and consistent with insurance that it maintains on Similar Properties. Grantor shall keep the Trust Property insured against loss by flood if the Trust Property is located in an area identified by the Secretary of Housing and Urban Development as an area having a special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any successor act thereto). All policies of insurance to be furnished hereunder (i) shall have standard non-contributory mortgagee clauses attached to all policies in favor of Beneficiary, without contribution, under a standard New York (or local equivalent) mortgagee clause naming Beneficiary as the party to which all payments made under such insurance policies in excess of $150,000 should be paid, (ii) shall contain an endorsement providing that neither Grantor nor Beneficiary nor any other party shall be a co-insurer under said policies and shall contain a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without ten (10) days prior written notice to Beneficiary, (iii) shall provide that no act or thing done by Grantor shall invalidate the policy as against Beneficiary, and (iv) with respect to property insurance policies, shall contain a waiver of subrogation against Beneficiary. Grantor shall deliver certificates evidencing additional and renewal policies, together with evidence of payment of premiums thereon, to Beneficiary, and in the case of all insurance about to expire, shall deliver renewal policies or certificates evidencing such policies not less than ten (10) days prior to their respective dates of expiration.

               (b) Grantor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Beneficiary is included thereon under a standard, non-contributory mortgagee clause acceptable to Beneficiary. Grantor shall promptly notify Beneficiary whenever any such separate insurance is taken out and shall promptly deliver to Beneficiary the certificates evidencing the policy or policies of such insurance.

               (c) The insurance required by this Deed of Trust, at the option of Grantor, may be effected by blanket and/or umbrella policies covering the Trust Property and other properties, provided, however, that in each case, such insurance policies otherwise comply with the provisions of this Deed of Trust and allocate to the Trust Property, from time to time, the coverage specified in this Deed of Trust without possibility of reduction or co-insurance by reason of, or damage to, any other property named therein. If the insurance required by this Deed of Trust shall be effected by any such blanket or umbrella policies, Grantor shall furnish to Beneficiary certificates with respect to, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Trust Property.

               (d) If Grantor fails to maintain insurance in compliance with this Section, Beneficiary may obtain such insurance and pay the premium therefor and Grantor shall, on demand, reimburse Beneficiary for all expenses incurred in connection therewith. Grantor shall deliver original certificates to Beneficiary of all insurance policies maintained pursuant to this Section 10. Each property insurance policy shall name Beneficiary as mortgagee, and loss payee with respect to all casualty coverage and each liability policy shall name Beneficiary as an additional insured thereunder.

               11. CASUALTY. (a) Grantor shall give Beneficiary prompt notice of any loss or damage to the Trust Property.

               (b) In case of loss or damage to the Trust Property covered by any of the insurance policies described in Section 10 above, Beneficiary (or, after entry of decree of foreclosure, the purchaser at the foreclosure sale or decree creditor, as the case may be) is hereby authorized at its option either
(i) to settle and adjust any claim under such insurance policies without the consent of Grantor or (ii) to allow Grantor to settle and adjust such claim (either jointly with Beneficiary or by Grantor alone, at Beneficiary's discretion); provided that in either case Beneficiary shall, and is hereby authorized to, collect and receipt for any such insurance proceeds. Notwithstanding anything in the preceding sentence to the contrary, Beneficiary agrees that it will allow Grantor to settle and adjust any claims under the insurance policies which are in an amount less than $150,000, per incident of loss, up to an aggregate amount of no greater than $300,000. The expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall be included in the Obligations, and shall be reimbursed to Beneficiary upon demand or may be deducted by Beneficiary from said insurance proceeds prior to another application thereof. Interest on such amount shall accrue at the Default Rate, beginning ten (10) days after Grantor receives notice of a request for payment of such amount from Beneficiary, until such amount, plus interest, is paid in full.

               (c) Beneficiary shall permit Grantor to apply the proceeds of insurance policies received in connection with any casualty to pay for the cost of restoring, repairing, replacing or rebuilding the loss or damage to the Trust Property resulting from the casualty ("RESTORATION") if: (i) there is no Event of Default hereunder at the time of such application; (ii) restoration can, in the reasonable judgment of Beneficiary, be completed prior to the maturity of the Obligations; and (iii) restoration can, in the reasonable judgment of Beneficiary, be effected within two (2) years after the date of such casualty and in such a manner so that the Trust Property will be of at least equal or greater value to the value than the Trust Property prior to such casualty. Otherwise, Beneficiary may elect in its sole discretion to apply such proceeds either (x) towards payment of the Obligations, notwithstanding the fact that the Obligations, or a portion thereof, may not then be due and payable, or (y) to pay for the cost of Restoration. In all events, disbursement of insurance proceeds by Beneficiary (or at Beneficiary's election by a disbursing or escrow agent who shall be selected by Beneficiary and whose fees shall be paid by Grantor), to pay the cost of restoration shall require (i) evidence reasonably satisfactory to Beneficiary of the estimated costs of Restoration, (ii) funds (or assurances reasonably satisfactory to Beneficiary that such funds are available) sufficient in addition to the proceeds of insurance to complete and fully pay for Restoration; and (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of surveys and such other evidences of cost, payment and performance as Beneficiary may reasonably require and approve. Except to the extent Beneficiary fails to turn over insurance proceeds, if any, received by Beneficiary hereunder with respect to such casualty to Grantor, Grantor hereby covenants to restore, repair, replace or rebuild the Improvements, to be of at least equal value, and of substantially the same character as prior to such loss or damage, all to be effected in accordance with plans, specifications and procedures to be first submitted to and reasonably approved by Beneficiary, and Grantor shall pay all costs of such restoring, repairing, replacing or rebuilding.

               12. EMINENT DOMAIN. Grantor warrants, covenants and agrees that should the Trust Property, or any part thereof or interest therein, be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Grantor receive any notice of other information regarding such proceeding, Grantor shall give written notice thereof within five
(5) business days to Beneficiary. Without Beneficiary's prior consent, Grantor
(1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. Beneficiary shall be entitled to: (1) all compensation awards and other payments or relief therefor, (2) to commence, appear in and prosecute in its own name any action or proceedings, and (3) to make any compromise or settlement in connection with such taking or damage. Grantor authorizes Beneficiary to collect and receive such awards and compensation, to give proper receipts and acquittances therefor and in Beneficiary's discretion to apply the same toward the payment of the Obligations, notwithstanding the fact that the Obligations, or a portion thereof, may not then be due and payable, or to the restoration of the Trust Property in accordance with the provisions set forth in the second-to-last sentence of Section 11(c) above. Grantor further agrees to make, execute, and deliver to Beneficiary, at any time upon request, free and clear of any encumbrance of any kind whatsoever, any and all further assignments and other instruments deemed necessary by Beneficiary for the purpose of validly and sufficiently assigning all compensations and awards made to Grantor for any taking, either permanent or temporary, under any such proceeding.

               13. RELEASE OF DEED OF TRUST. Beneficiary agrees to promptly and unconditionally release this Deed of Trust (subject to the provisions set forth in Section 6(b)) as follows:

               (a) in the event of a bona fide sale (other than a "sale leaseback" or other similar financing transaction) of the Trust Property to a third party that is not affiliated with Grantor, provided that each of the following conditions is satisfied: (i) neither Grantor nor any of its respective affiliates continue to use or occupy the Trust Property or any part thereof;
(ii) Grantor shall consult with Beneficiary prior to such sale and shall obtain Beneficiary's prior written consent with respect to such sale and the sales price (such consent not to be unreasonably withheld); and (iii) all of the proceeds of such sale are applied towards repayment of the Obligations or otherwise applied in compliance with the provisions of Section 6(b) hereof.

               (b) in the event that Beneficiary is paid in full for all amounts owing (or which shall or may become owing under the Relevant Documents) to Beneficiary by Grantor and any of its former affiliated debtors, including the indefeasible payment and satisfaction in full of the Obligations.

               (c) on December 31, 2014 (or on such earlier date as permitted under and pursuant to the provisions of Section 6(b) hereof); provided, however, that if on such date, any amount secured by this Deed of Trust has not been indefeasibly paid in full, then this Deed of Trust shall be deemed amended to extend the term hereof until such obligations are so paid..

               14. CHANGES IN THE LAWS REGARDING TAXATION. If any law is enacted or adopted or amended after the date of this Deed of Trust which imposes a tax, either directly or indirectly, on the Obligations or Beneficiary's interest in the Trust Property, Grantor will pay such tax, with interest and penalties thereon, if any, PROVIDED, HOWEVER, that Grantor shall not be obligated to pay any tax which is imposed on the net income of Beneficiary or franchise taxes or doing business taxes imposed on Beneficiary. In the event that the payment of such tax or interest and penalties by Grantor would be unlawful or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, Beneficiary shall have the option, by written notice of not less than ninety (90) days, to declare the Obligations immediately due and payable.

               15. NO CREDITS ON ACCOUNT OF THE OBLIGATIONS. (i) Grantor will not claim or demand or be entitled to any credit or credits on account of the Obligations for any part of the Impositions assessed against the Trust Property, or any part thereof, and (ii) no deduction shall otherwise be made or claimed from the assessed value of the Trust Property, or any part hereof, for real estate tax purposes by reason of this Deed of Trust or the Obligations if the effect of such deduction would impose on Beneficiary a tax, either directly or indirectly, for which it otherwise would not have been liable.

               16. DOCUMENTARY STAMPS. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Notes or this Deed of Trust, or impose any other tax or charge on the same, Grantor will pay for the same, with interest and penalties thereon, if any.

               17. CONTROLLING AGREEMENT. It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Beneficiary to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Deed of Trust and the other Relevant Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Relevant Documents, or contracted for, charged, taken, reserved, or received with respect to the Obligations, or if Beneficiary's exercise of the option to accelerate the maturity of the Notes, or if any prepayment by Grantor results in Grantor having paid any interest in excess of that permitted by applicable law, then it is Grantor's and Beneficiary's express intent that all excess amounts theretofore collected by Beneficiary shall be credited on the principal balance of the Notes and all other Obligations (or, if the Notes and all other Obligations have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Notes and the other Relevant Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum rate of interest permitted by law from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

               18. PERFORMANCE OF OTHER AGREEMENTS. Grantor shall observe and perform in all respects the terms to be observed or performed by Grantor under any agreement or recorded instrument affecting or pertaining to the Trust Property.

               19. RIGHT TO PERFORM THE OBLIGATIONS. Subject to the terms of the Relevant Documents, if any default exists, Beneficiary shall have the right, but not the obligation, to cure such default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this
Section 19, or otherwise under this Deed of Trust or any of the other Relevant Documents or applicable law (including, without limitation, the costs and expenses of Beneficiary and its agents incurred in connection with the preservation, collection and enforcement of this Deed of Trust or of the liens created hereby), shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate (as defined in the Notes), and all such sums, together with interest thereon, shall constitute additions to the Obligations and shall be secured by this Deed of Trust and Grantor covenants and agrees to pay them to the order of the Beneficiary promptly upon demand.

               20. FURTHER ACTS, ETC. Grantor will, at the cost of Grantor, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Beneficiary shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated (including, without limitation, the assignment of leases and rents contained in Section 8 hereof) or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust. Grantor, on demand, will execute and deliver and, Grantor hereby authorizes Beneficiary to execute in the name of Grantor or without the signature of Grantor to the extent Beneficiary may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Beneficiary in the Trust Property. Notwithstanding anything to the contrary contained herein, Grantor shall not be obligated to execute, deliver, file or record any additional documents which increase Grantor's obligations under this Deed of Trust or the Relevant Documents. Grantor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising the rights provided for in Section 19 and this Section 20.

               21. RECORDING OF DEED OF TRUST, ETC. Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Trust Property. Grantor will pay all filing, registration or recording fees, the costs and fees of local counsel for Beneficiary, including, without limitation, costs and fees for local counsel review of the Deed of Trust and Subordinated Agreement, and the preparation of opinion letters in connection therewith, and all expenses incident to the execution and acknowledgment of this Deed of Trust (but not including fees of Beneficiary's New York counsel in connection with the preparation of this Deed of Trust), any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Trust Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance (other than income or franchise taxes imposed on Beneficiary), except where prohibited by law so to do. Grantor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Deed of Trust. Grantor shall pay all title costs and premiums in connection with the Beneficiary's policy of title insurance issued by Chicago Title Insurance Company for the benefit of Beneficiary in connection with this Deed of Trust (including payment for the cost of any property surveys prepared in connection therewith), which title insurance policy shall be in form and substance satisfactory to Beneficiary containing such endorsements as Beneficiary may reasonably request, including, without limitation, the deletion of any creditor's rights exception and (to the extent available) a variable rate endorsement; survey endorsement; comprehensive endorsement; first loss endorsement; last dollar endorsement; tie-in endorsement; future advances endorsement; access coverage; tax parcel coverage; contiguity (if applicable) coverage; and such other endorsements as Beneficiary shall reasonably require. In the event that any Survey with respect to the Trust Property reveals any encumbrances, restrictions, building code or zoning violations or other matters which in Beneficiary's reasonable judgment, materially impair Beneficiary's first priority lien in the Trust Property, Grantor agrees to cooperate with Beneficiary in performing any acts reasonably requested by Beneficiary to cause such encumbrances, restrictions, violations or other matters to be removed or remedied as appropriate.

               22. REPORTING REQUIREMENTS. Grantor agrees to give prompt notice to Beneficiary of the insolvency or bankruptcy filing of Grantor. In addition, Grantor will give notice to Beneficiary in writing not later than ten (10) days after: (i) the occurrence of any Event of Default with respect to Grantor hereunder, or (ii) notice to Grantor of any action, litigation or proceeding instituted to recover possession of the Trust Property from Grantor or for any other purpose affecting this Deed of Trust or of any other action, litigation or proceeding instituted against Grantor or judgment rendered against Grantor; and such notice to

Beneficiary shall include a true copy of any notice of default, or if any action is then proceeding, copies of any pleadings and papers received by Grantor.

               23. EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" as used herein shall mean the occurrence or happening, at any time and from time to time, of one or more of the following events:

               (a) a default or event of default under any of the Notes (including, without limitation, any event of default described in Section 3 of any of the Notes), which remains uncured following the expiration of any applicable cure periods;

               (b) Grantor (i) shall fail to perform when due any payment obligation under the terms of this Deed of Trust or the other Relevant Documents within ten days after such amount becomes due, or (ii) shall be in violation of any of the obligations or covenants contained herein or therein and such default shall continued unremedied for a period of thirty (30) days, provided that if such default is not readily susceptible of cure in such thirty (30) day period, and provided that Grantor proceeds in a diligent manner to cure such default, Grantor shall have such additional time to effect such cure as shall be reasonably necessary to effect such cure;

               (c) Failure by Grantor to maintain insurance and deliver evidence thereof pursuant to Section 10; or

               (d) a default under any other mortgage, deed of trust or other security instrument covering the Trust Property or a portion thereof which remains uncured following the expiration of any applicable cure periods.

               24. REMEDIES. (a) Upon the occurrence of any Event of Default, Beneficiary may take such action or cause Trustee to take such action permitted in law or at equity, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, by Beneficiary itself, or through Trustee or otherwise, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

               (i) declare the entire principal amount of the indebtedness and Obligations secured hereby with interest accrued thereon to be immediately due and payable;

               (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust in which case the Trust Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner in accordance with the laws of the jurisdiction in which such Trust Property is located;

               (iii) with or without entry, to the extent permitted, and pursuant to the procedures provided by, applicable law, institute proceedings for the foreclosure of this Deed of Trust for the Obligations then due and payable subject to the continuing lien of this Deed of Trust, in accordance with the laws of the jurisdiction in which such Trust Property is located, for the balance of the Obligations not then due;

               (iv) sell for cash or upon credit the Trust Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by the laws of the jurisdiction in which such Trust Property is located;

               (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the other Relevant Documents;

               (vi) recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Deed of Trust;

               (vii) prior to, concurrently with, or subsequent to the institution of foreclosure proceedings, apply for the appointment of a trustee, receiver, liquidator or conservator of the Trust Property, as a matter of strict right, without notice and without regard for the adequacy of the security for the Obligations or the interest of the Grantor therein and without regard for the solvency of the Grantor or of any person, firm or other entity liable for the payment of the Obligations, and Grantor hereby consents to such appointment;

               (viii) prior to, concurrently with or subsequent to the institution of foreclosure proceedings, enforce Beneficiary's interest in the Leases and Rents and enter into or upon the Trust Property and take exclusive possession thereof, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, and thereupon Beneficiary may (whether or not a receiver has been appointed) as attorney-in-fact or agent of Grantor, or in its own name and under the powers herein granted,(A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable;
               (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property; (D) exercise all rights and powers of

               Grantor with respect to the Trust Property, whether in the name of Grantor or otherwise (including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Trust Property and every part thereof); and (E) apply the receipts from the Trust Property to the payment of the Obligations, after deducting therefrom all reasonable expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Trust Property, it being agreed that should Beneficiary incur any liability, loss or damage in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees shall be secured hereby, and Grantor shall reimburse Beneficiary therefor immediately upon demand;

               (ix) require Grantor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Trust Property occupied by Grantor and require Grantor to vacate and surrender possession to Beneficiary of the Trust Property or to such receiver and, in default thereof, evict Grantor by summary proceedings or otherwise; and

               (x) pursue such other rights and remedies as may be available under the Relevant Documents or otherwise at law or in equity or under the Uniform Commercial Code including the right to establish a lock box for all Rents and other receivables of Grantor relating to the Trust Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portions of the Trust Property.

               The proceeds of any sale made under or by virtue of this Section 24, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this Section or otherwise, shall be applied by Beneficiary in the following order of priority: first, on account of all reasonable costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in this Section 24; second, all other items which under the terms hereof constitute secured indebtedness, which are any amounts due under this Deed of Trust, or under the other Relevant Documents (including any amounts required to be escrowed pursuant to Section 6(b)); third, any surplus to Grantor, its successors or assigns, as their rights may appear.

               (b) Upon any sale made under or by virtue of this Section 24, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

               (c) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

               (d) Beneficiary may adjourn, terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section 24 at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

               (e) Beneficiary may resort to any remedies and the security given by this Deed of Trust or the other Relevant Documents in whole or in part, and in such portions and in such order as determined by Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by this Deed of Trust or the other Relevant Documents. The failure of Beneficiary to exercise any right, remedy or option provided in this Deed of Trust or the other Relevant Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by this Deed of Trust or the other Relevant Documents. Subject to the provisions of the Relevant Documents, no acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Grantor, or Grantor's liability to pay such obligation. No sale of all or any portion of the Trust Property, no forbearance on the part of Beneficiary and no extension of time for the payment of the whole or any portion of the Obligations or any other indulgence given by Beneficiary to Grantor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Trust Property or the liability of Grantor to pay the Obligations. No waiver by Beneficiary shall be effective, unless it is in writing and then only to the extent specifically stated.

               (f) The interests and rights of Beneficiary under this Deed of Trust and the other Relevant Documents, and the liens and security interests created and evidenced by this Deed of Trust and the other Relevant Documents, shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Obligations,
(ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Obligations.

               (g) Upon the occurrence of any Event of Default under Section 23, in any suit to foreclose the lien hereof or enforce any other remedy of Beneficiary under this Deed of Trust, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Trust Property. All such reasonable expenditures and expenses which Beneficiary may incur as permitted by this Section for the protection of the Trust Property and the maintenance of the lien of this Deed of Trust, including, but not limited to, the fees and out-of-pocket disbursements of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, including, but not limited to, bankruptcy proceedings or preparations for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Grantor and shall be secured by this Deed of Trust.

               25. RIGHT OF ACCESS. Grantor shall permit agents, representatives and employees of Beneficiary to (i) inspect the Trust Property or any part thereof, PROVIDED that such inspection does not materially interfere with the tenants of the Trust Property or violate the terms of any Lease, (ii) to examine and make abstracts from any of Grantor's books and records and (iii) to discuss the business, operations, properties and financial and other condition of Grantor with officers of Grantor and with its independent certified public accountants, at such reasonable times as may be requested by Beneficiary upon reasonable advance notice.

               26. SECURITY AGREEMENT. This Deed of Trust is both a real property deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Trust Property. Grantor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary, as security for the Obligations, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the Uniform Commercial Code (said portion of the Trust Property so subject to the Uniform Commercial Code being called in this paragraph the "COLLATERAL"). Grantor hereby agrees with Beneficiary to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary's security interest herein granted. All or part of the Trust Property is or is to become "fixtures" as defined in the Uniform Commercial Code, and this Deed of Trust, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code upon such of the Trust Property that is or may become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust. Grantor's chief executive office and principal place of business is the Grantor's address set forth in the first paragraph of this Deed of Trust, and the place where Grantor's books and records in respect of where the Trust Property is located are kept is the address of Grantor set forth in the first paragraph of this Deed of Trust. If an Event of Default shall occur which shall remain uncured, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, (including, without limitation, to the extent permitted by law, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral). Upon request or demand of Beneficiary or Trustee, Grantor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand therefor any and all reasonable expenses (including, without limitation, reasonable legal expenses and attorneys' fees) incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral sent to Grantor at least ten (10) business days prior to such action or such notice as is otherwise required by law or the Relevant Documents, shall constitute commercially reasonable notice to Grantor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Obligations in such priority and proportions as Beneficiary shall determine in its sole discretion. In the event of any change in name, identity or structure of Grantor, Grantor shall notify Beneficiary thereof and, promptly after request, shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Beneficiary's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Grantor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall materially increase Grantor's obligations under this Deed of Trust or the other Relevant Documents. Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any UCC financing statements (or related documents) signed only by Beneficiary, as secured party, in connection with the Collateral covered by this Deed of Trust, such appointment to terminate upon the release of this Deed of Trust.

               27. ACTIONS AND PROCEEDINGS. Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Beneficiary, in its reasonable discretion, decides should be brought to protect its interest under this Deed of Trust or in the Trust Property. Subject to the foregoing, Grantor shall appear in and contest any action or proceeding purporting to affect the security hereof and shall pay all reasonable costs and expenses including cost of evidence of title and attorney's fees, in any such action or proceeding in which Beneficiary may appear. Beneficiary shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the

Obligations, and any such subrogation rights shall constitute additional security for the payment of the Obligations.

               28. WAIVER OF SETOFF AND COUNTERCLAIM. Except as may be permitted under the Relevant Documents, all amounts due under this Deed of Trust, the Notes and the other Relevant Documents shall be payable without setoff or counterclaim whatsoever.

               29. LIENS. Grantor warrants, covenants and agrees to pay and promptly discharge, at Grantor's cost and expense, all taxes, assessments and governmental charges levied upon it, its income and assets as and when such taxes, assessments and charges are due and payable (including, without limitation, all Impositions), as well as all lawful claims for labor materials and supplies or otherwise which could become a lien, and all liens, encumbrances and charges upon the Trust Property, or any part thereof or interest therein; provided that the existence of any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right thereto shall not constitute a violation of this Section if payment is not yet due under the contract which is the foundation thereof. Notwithstanding the foregoing, Grantor shall not be in default for failure to pay or discharge Impositions or mechanic's or materialman's or similar lien asserted against the Trust Property if, and so long as, (a) Grantor shall have notified Beneficiary of same within seven (7) days of obtaining knowledge thereof; (b) Grantor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Trust Property or any part thereof, to satisfy the same; (c) unless funds are otherwise reserved, Grantor shall furnish to Beneficiary such security as Beneficiary may reasonably request to insure payment of such Impositions and to secure and indemnify Beneficiary against any cost, expense, loss or damage in connection with such contest or postponement of payment,; (d) Grantor shall timely upon final determination thereof pay the amount of any such Impositions, claim, fine or penalty so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Impositions, or mechanic's or materialman's or similar lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Trust Property; and (f) notwithstanding the foregoing, Grantor shall immediately upon request of Beneficiary pay (and if Grantor shall fail so to do, Beneficiary may, but shall not be required to, pay or cause to be discharged or bonded against) any such Impositions, or claim notwithstanding such contest, if in the reasonable opinion of Beneficiary, the Trust Property or any part thereof or interest therein may be in imminent danger of being sold, forfeited, foreclosed, terminated, canceled or lost.

               30. RECOVERY OF SUMS REQUIRED TO BE PAID. Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due and owing, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

               31. MARSHALING, WAIVER OF REDEMPTION AND OTHER MATTERS. Grantor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, moratorium and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Grantor, and on behalf of each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law.

               32. NOTICE. Any notice which either party hereto may desire or be required to give to the other party shall be in writing and delivered by: (x) a commercial courier or messenger service or (y) by U.S. registered or certified mail with return receipt requested. Notice by commercial messenger or courier service will be deemed to have been given on the day when delivered before 4:00 p.m. on a business day in the city in which notice is delivered, provided that payment for the cost of delivery is not requested of the recipient. Notice by mail shall be given by registered or certified U.S. Mail, return receipt requested. Delivery of notice by commercial messenger or courier service or mail shall be assumed if acceptance of delivery is refused. Notice may be given by fax but will only be treated as delivered hereunder if: (x) sent between the hours of 9:00 a.m. and 5:00 p.m. (based on local time at the destination); and
(y) receipt is acknowledged by fax and delivery will be deemed to have been given on the date the fax acknowledgment is sent. Notices shall be delivered as follows or at such other place as either party hereto may by notice in writing (given in accordance with this Section 32) designate:

To Grantor:                  Discovery Zone, Inc.
                             One Corporate Center
                             110 East Broward Boulevard
                             Fort Lauderdale, Florida  33301
                             Attn:  President
                             Telecopy Number:  (954) 627-2670

To Beneficiary:              McDonald's Corporation
                             One McDonald's Plaza
                             Oak Brook, IL 60523
                             Attn:  General Counsel
                             Telecopy Number:  (630) 623-3000

               33. SOLE DISCRETION OF BENEFICIARY. Wherever pursuant to this Deed of Trust, Beneficiary exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Beneficiary and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

               34. NON-WAIVER. The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Grantor shall not be relieved of Grantor's Obligations hereunder by reason of (a) the failure of Beneficiary to comply with any request of Grantor to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the other Relevant Documents, (b) the release, regardless of consideration, of the whole or any part of the Trust Property, or of any person liable for the Obligations or any portion thereof, or
(c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of this Deed of Trust or the other Relevant Documents. Beneficiary may resort for the payment of the Obligations to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclosure this Deed of Trust. The rights and remedies of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

               35. NO ORAL CHANGE. This Deed of Trust and the other Relevant Documents constitute the final expression of the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understanding, representations or other arrangements, whether express or implied, written or oral, of the parties in connection herewith or therewith except to the extent expressly incorporated or specifically referred to herein or therein. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

               36. SUCCESSORS AND ASSIGNS. Subject to the provisions hereof requiring Beneficiary's consent to any transfer of the Trust Property, this Deed of Trust shall be binding upon and inure to the benefit of Grantor and Beneficiary and their respective permitted successors and assigns forever.

               37. SEVERABILITY. If any term, covenant or condition of this Deed of Trust or the Relevant Documents is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust and any such other Relevant Document shall be construed without such provision.

               38. HEADINGS, ETC. The headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

               39. DUPLICATE ORIGINALS. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

               40. DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor and any subsequent owner or owners of the Trust Property or any part thereof or any interest therein," the word "Beneficiary" shall mean "Beneficiary and any subsequent holder(s) of the Notes," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Trust Property" shall include any portion of the Trust Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees (including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Trust Property and Collateral and enforcing its rights hereunder and all such fees incurred in connection with any bankruptcy or insolvency proceedings). Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

               41. HOMESTEAD. Grantor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Land as against the collection of the Obligations, or any part hereof.

               42. ASSIGNMENTS. Consistent with and subject to the applicable provisions of the Relevant Documents, Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any Beneficiary or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

               43. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTES, THIS DEED OF TRUST, OR THE OTHER RELEVANT DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY SUCH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY

AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GRANTOR.

               44. CONSENT TO JURISDICTION. GRANTOR AND BENEFICIARY HERETO CONSENT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THE RELEVANT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. GRANTOR FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH COLLATERAL. GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH IN THE FIRST PARAGRAPH HEREOF IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BENEFICIARY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST GRANTOR IN ANY JURISDICTION.

               45. GOVERNING LAW. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of New York including, without limitation, Section 5-1401 of the General Obligations Law, but otherwise without regard to conflict of law principles; PROVIDED, HOWEVER, that with respect to the creation, attachment, perfection, priority and procedures relating to the enforcement of the liens and security interests created by or pursuant to this Deed of Trust and relating to real property, this Deed of Trust shall be governed by and construed in accordance with the laws of the state in which the Land is located.

               46. LIEN ABSOLUTE, MULTI-SITE REAL ESTATE AND MULTIPLE COLLATERAL TRANSACTION. Grantor acknowledges that this Deed of Trust and a number of other Relevant Documents and those documents required by the Relevant Documents together secure the Obligations. Grantor agrees that the lien of this Deed of Trust and all obligations of the

Grantor hereunder shall be absolute and unconditional and shall not in any manner be affected or impaired by:

               (a) any lack of validity or enforceability of the Notes or any other Relevant Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;

               (b) any acceptance by Beneficiary of any security for or guarantees of any of the indebtedness hereby secured;

               (c) any failure, neglect or omission on the part of Beneficiary to realize upon or protect any of the indebtedness hereby secured or any of the collateral security therefor, including the Relevant Documents;

               (d) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

               (e) any release (except as to the property or obligation released), sale, pledge, surrender, compromise, settlement, nonperfection, renewal extension, indulgence, alteration, exchange, modification or disposition of any of the Obligations hereby secured or of any of the collateral security therefor;

               (f) any amendment or waiver of or any consent to any departure from the Notes or any other Relevant Documents or of any guaranty thereof (except to the extent of such amendment, waiver or consent in writing by Beneficiary), if any, and Beneficiary may in its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Relevant Documents without first exercising or enforcing any of its rights and remedies hereunder; and

               (g) any exercise of the rights or remedies of Beneficiary hereunder or under any or all of the Relevant Documents.

Grantor specifically consents and agrees that Beneficiary may exercise its rights and remedies hereunder and under the other Relevant Documents separately or concurrently and in any order that Beneficiary may deem appropriate.

               47. FUTURE ADVANCES. Grantor and Beneficiary expressly intend that future and additional loans and advances will be secured by this Deed of Trust and this Deed of Trust shall secure not only the existing indebtedness, but shall also secure all funds hereafter advanced as contemplated by any covenant or provision herein or for any other purpose, and all other indebtedness, of whatever kind or character, owing or which may hereafter become owing, however such indebtedness is evidenced. Such future advances shall be secured to the same extent as if made on the date of execution of this Deed of Trust.

               48. STATE SPECIFIC PROVISIONS. The provisions of Exhibit B are hereby incorporated by reference as though set forth in full herein.

               49. NO MERGER OF ESTATES. It is the intention and agreement of Grantor and Beneficiary that there shall be no merger of any leasehold estate in the Trust Property with the fee interest in the Trust Property or any other estate or interest in the Trust Property, and there shall be no merger of this Deed of Trust and any estate in the Trust Property, by reason of the fact that the same person may own or hold (a) any leasehold interest in the Trust Property, and/or (b) this Deed of Trust, and/or (c) the fee interest in the Trust Property or any other estate or interest in the Trust Property.

               50. CONCERNING THE TRUSTEE. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Grantor and to Beneficiary. Beneficiary may remove Trustee at any time or from time to time, and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, and, if necessary, several successor Trustees in succession, who shall succeed to all the estate, rights, powers, and duties of the original Trustee named herein, without any other formality than an appointment and designation in writing (or other formality required by applicable law, if any). Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

               51. TRUSTEE'S FEES. Grantor shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust. TRUSTEE SHALL BE INDEMNIFIED, HELD HARMLESS AND REIMBURSED BY GRANTOR FOR ANY LIABILITY, DAMAGE OR EXPENSE, INCLUDING REASONABLE ATTORNEYS' FEES AND AMOUNTS PAID IN SETTLEMENT, WHICH TRUSTEE MAY INCUR OR SUSTAIN IN CONNECTION WITH THIS DEED OF TRUST OR IN THE DOING OF ANY ACT WHICH TRUSTEE IS REQUIRED OR PERMITTED TO DO BY THE TERMS HEREOF OR BY LAW (EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TRUSTEE), AND SHALL BE REIMBURSED THEREFOR UPON DEMAND.

               52. SUBORDINATE LIEN. Notwithstanding anything to the contrary contained herein, Grantor shall be permitted to grant a subordinate lien on the Trust Property in favor of State Street Bank and Trust Company, solely in its capacity as trustee and collateral agent under and pursuant to the Indenture (as hereinafter defined) (the "SUBORDINATED CREDITOR") as security for the obligations of Grantor under that certain Indenture between Grantor and the Subordinated Creditor dated as of July 22, 1997 (the "INDENTURE"), provided that such lien in favor of the Subordinated Creditor is junior, subject and subordinate to the lien of this Deed of Trust in accordance with and pursuant to the terms and conditions set forth in that certain Subordination Agreement dated as of the date hereof between Beneficiary and the Subordinated Creditor with respect to the Trust Property (the "SUBORDINATION AGREEMENT"), and provided, further, that any event which gives the Subordinated Creditor the right to accelerate the obligations secured by such subordinate lien shall automatically constitute an Event of Default hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE AND NOTARY PAGES FOLLOW.]

Grantor has executed this instrument as of the day and year first above written.

                                    GRANTOR:

                                    DISCOVERY ZONE, INC., a
                                    Delaware corporation, as
                                    successor in interest to LEAPS
                                    & BOUNDS, INC.

                                    By: /s/ Robert Rooney
                                       -----------------------------
                                        Name:  Robert Rooney
                                        Title: Sr. V.P.

STATE OF NEW YORK    )

COUNTY OF WESTCHESTER)

               This instrument was acknowledged before me on July 28, 1997, by Robert Rooney, Sr. V.P. of DISCOVERY ZONE, INC., a Delaware corporation, on behalf of said corporation.


                                              /s/ Mark D. Woodward
                                              ---------------------------
                                              Notary Public, State of New York

[NOTARIAL SEAL]

                                                                     San Antonio
                                                             Bexar County, Texas


                                    EXHIBIT A


2.488 acre tract out of Lot 38, NCB 12059, Embassy North Subdivision, Unit 5, recorded in Volume 9518, Page 141, Deed and Plat Records of Bexar County, Texas described as follows:

BEGINNING    At a 1/2" iron pin found in the East Right of Way line of Embassy
             Row, a 60 ft. Right of Way, for the Southwest corner of Lot 47, NCB
             12059, recorded in Volume 9525, Page 111, Deed Records, Bexar
             County, Texas and the Northwest corner of said Lot 38 and Northwest corner and Point of Beginning of this tract;

THENCE S 72 degrees 57' 27"E, 300.00 ft along the South line of said Lot 47 to a 1/2" iron pin in the North line of Lot 3, NCB 12059, Sanbit Subdivision, recorded in Volume 7300, Page 109, Deed and Plat Records, Bexar County, Texas for the Northease corner of this tract;

THENCE       Along the North line of said Lot 3 as follows:
             S 17 degrees 02' 33" W, 231.97 ft to a 1/2" iron pin for an angle point
             S 20 degrees 12' 54" W, 97.41 ft to a 1/2" iron pin set for the Southeast corner of this tract;

THENCE N 72 degrees 57' 27"W, 324.58 ft to a 1/2" iron pin set in the East Right of Way line of Embassy ROW for the Southwest corner of this tract;

THENCE N 17 degrees 02' 33"E, 329.33 ft along the East Right of Way line to the Point of Beginning and NOW KNOWN AS Lot 48, New City Block 12059, Embassy North Subdivision, Unit 5C, an addition to the City of San Antonio, Bexar County, Texas according to the map or plat thereof recorded in Volume 9527, Page 221, Deed and Plat Records of Bexar County, Texas.

                                    EXHIBIT B

                        STATE SPECIFIC PROVISIONS (Texas)

               The following provisions are incorporated by reference into
Section 48 of the attached Deed of Trust. If any conflict or inconsistency exists between this Exhibit B and the remainder of the attached Deed of Trust, this Exhibit B shall govern.

               A. FORECLOSURE PROCEEDINGS. The provisions of Section 24 notwithstanding, foreclosure proceedings shall include without limitation non-judicial foreclosure pursuant to a power of sale in accordance with statutes of the State of Texas then in force governing sales of real estate under powers of sale conferred by deed of trust. Upon the occurrence and during the continuance of an Event of Default, or at any time thereafter, Grantor authorizes and empowers the Trustee, at the request of Beneficiary (which request is hereby conclusively presumed), to enforce this Deed of Trust by selling, in one or more sales as Beneficiary or Trustee may elect, the Trust Property then subject to the lien hereof at public auction, to the highest bidder, for cash or for credit against the indebtedness secured hereby if Beneficiary is the highest bidder, at the county court house in the county in Texas in which such Trust Property or any part thereof is situated, as herein described, in the area designated by the commissioners court for such purpose pursuant to a recordation of such designation in the real property records of such county, or if no such recorded designation by the commissioners court has been made, in the area at the county court house designated in the notice of proposed sale posted, filed and served in accordance with the further provisions of this paragraph, between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday of any month. The Trustee shall give notice of the time, place and terms of said sale, and of the property to be sold as follows: (i) Notice of such proposed sale shall be given by posting written notice thereof at least twenty-one days preceding the date of the sale at the court house door, and by filing a copy of the Notice in the office of the county clerk of the county in which the sale is to be made, and if the property to be sold is situated in more than one county, one notice shall be posted at the court house door and filed with the county clerk of each county in which the property to be sold is situated. In addition, Beneficiary shall, at least twenty-one days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the debt secured hereby according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to each such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service; (ii) Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor's mailing address. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at Grantor's mailing address. Notwithstanding the foregoing provisions of this paragraph (ii), notice of such sale given in accordance with the requirements of the applicable law of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Grantor hereby authorizes and empowers the Trustee to sell all or any portion of the Trust Property, together or in lots or parcels, as the Trustee may deem expedient, and to execute and deliver to the purchaser or purchasers of such property, good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of the Grantor. The recitals in the conveyance to the purchaser or purchasers of the Trust Property shall be full and conclusive evidence of the truth of the matters therein stated, and all prerequisites to such sale shall be presumed to have been performed and such sale and conveyance shall be conclusive against Grantor, its heirs, successors and assigns. In no event shall the Trustee be required to exhibit, present or display at any such sale, any of the personalty described herein to be sold at such sale. The Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (1) first, he shall pay the reasonable expense of executing this deed of trust including a reasonable Trustee's fee or commission; (2) second, he shall pay so far as may be possible, the indebtedness secured hereby (the "INDEBTEDNESS"), discharging first that portion of the indebtedness arising under the covenants or agreements herein contained and not evidenced by the Note; (3) third, he shall pay the residue, if any, to the person or persons legally entitled thereto.

               Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. Said sale shall forever be a bar against Grantor, its successors and assigns, and all other persons claiming under it. In addition to and cumulative of the remedies provided in this clause, the Beneficiary may foreclose or cause to be foreclosed the lien and security interest of this instrument, in whole or in part, through judicial foreclosure, private sale, or in any other manner as may at any time be authorized under the laws of the State of Texas. Beneficiary shall have the right to bid for the Trust Property and to become the purchaser at any sale made pursuant to this clause, if it is the highest bidder therefor and in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Trustee or Beneficiary is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid. If foreclosure should be commenced by the Trustee, the Beneficiary may at any time before the sale direct the Trustee to abandon the sale, and may at any time or times thereafter direct the Trustee to again commence foreclosure; or, irrespective of whether foreclosure is commenced by the Trustee, the Beneficiary may at any time after an Event of Default institute suit for foreclosure of the lien of this instrument. If Beneficiary should institute suit for foreclosure of the lien of this instrument, Beneficiary may at any time before the entry of final judgment dismiss the same, and require the Trustee to sell all or part of the Trust Property in accordance with the provisions of this instrument. No single sale or series of sales by the Trustee or by any substitute or successor Trustee under this instrument and no judicial foreclosure shall extinguish the lien or exhaust the power of sale under this instrument except with respect to the items of property sold, but such lien and power shall exist for so long as, and may be exercised in any manner provided by law or as provided in this instrument as often as the circumstances require to give Beneficiary full relief hereunder. Grantor agrees for itself and its trustees, receivers, successors and assigns that if any of them shall hold possession of the

Trust Property or any part thereof subsequent to foreclosure of the lien hereof, Grantor, or the parties so holding possession, shall become and be considered as tenants at will of the purchaser or purchasers at such foreclosure sale or sales; and any such tenant failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to such purchaser or purchasers for rental on said premises, and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, all damages which may be sustained by any such tenant as a result thereof being hereby expressly waived.

               The sale or sales by Trustee of less than the whole of the Trust Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Trust Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Trust Property shall be less than the aggregate of the Indebtedness, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Trust Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Trust Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Trust Property. If an Event of Default has occurred and is continuing hereunder, Beneficiary shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, and if sale is made because an Event of Default has occurred and is continuing on an installment, or a part of any installment, such sale may be made subject to the unmatured part of the Indebtedness; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part, this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness. At any such sale (I) Grantor hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any assignment of lease or deed of conveyance given by Trustee with respect to the identity of Beneficiary, the occurrence or existence of any Event of Default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Beneficiary or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals are the state of facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the Trust Property by virtue hereof; and (II) the purchaser may disaffirm any easement granted, or rental, lease or other contract made, in violation of any provision of this Deed of Trust and may take immediate possession of the Trust Property free from, and despite the terms of, such grant of easement and rental or lease contract.

             B. FINANCIAL INSTITUTIONS. Section 35 of this Deed of Trust is hereby amended by adding the following paragraph at the end thereof:

             To the extent that Beneficiary is a "financial institution" as defined in Section 26.02 of the Texas Business & Commerce Code, the following shall apply:

             THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

             C. RIGHTS AND REMEDIES OF SURETIES. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties.

                                   SCHEDULE A

                      DESCRIPTION OF ORIGINAL DEED OF TRUST

     PROPERTY                         RECORDING OFFICE                    VOLUME     PAGE   RECORDING
                                                                                               DATE
------------------- ----------------------------------------------------- --------- ------- -----------
San Antonio, TX     Office of the County Clerk of Bexar County, Texas     6198      800     9/12/94
                                                                          6198      815     9/12/94
